Exhibit 10.2

PROSPECT CAPITAL CORPORATION
Up to 50,000,000
Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

June 12, 2020
Barclays Capital Inc.
745 7th Avenue
New York, NY 10019

Ladies and Gentlemen:
Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Prospect Capital Management L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”) and Prospect Administration LLC, a Delaware limited liability company (the “Administrator”) and Barclays Capital, Inc. (“Agent”) confirm their agreement in the form of this Equity Distribution Agreement (this “Agreement”) as follows:

1.Issuance and Sale of Shares. The Company proposes to issue and sell through the Agent, as sales agent up to 50,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms set forth in Section 4 of this Agreement. The issuance and sale of Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) which Registration Statement became effective upon filing on February 13, 2020.
The Company, the Adviser and the Administrator have also entered into (i) an equity distribution agreement in substantially similar form to this Agreement (the “KeyBanc Agreement”) dated of even date herewith, with KeyBanc Capital Markets Inc. (“KeyBanc”) and (ii) an equity distribution agreement in substantially similar form to this Agreement (the “ RBC Agreement”) dated of even date herewith, with RBC Capital Markets LLC. (“RBC”). The aggregate number of Shares that may be sold collectively pursuant to this Agreement, the KeyBanc Agreement and the RBC Agreement shall not exceed 50,000,000.
The Company has entered into an investment advisory and management agreement, dated as of July 24, 2004, as renewed on June 19, 2019 by the Board (the “Investment Advisory Agreement”), with the Adviser under the Advisers Act. The Company has entered into an

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administration agreement, dated as of July 24, 2004, as renewed on June 19, 2019 by the Board (the “Administration Agreement”), with the Administrator.
The Company has filed, pursuant to the 1933 Act, with the Commission a registration statement on Form N-2 (File No. 333-236415), which became effective upon filing on February 13, 2020 and which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Shares. The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00659) with the Commission on April 16, 2004, under the 1940 Act.
Except where the context otherwise requires, the registration statement, as amended when it became effective and any post-effective amendment thereto, including in each case all documents filed as a part thereof, all documents incorporated or deemed to be incorporated therein by reference pursuant to the Small Business Credit Availability Act (the “SBCAA”) or the rules of the Commission promulgated thereunder or otherwise, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 or Rule 424, as applicable, under the 1933 Act or deemed to be part of such registration statement pursuant to Rule 430B or Rule 430C under the 1933 Act or Rule 497 or Rule 424 under the 1933 Act is hereinafter referred to as the “Registration Statement.” The prospectus, in the form it was included in the Registration Statement at the time it became effective, including all documents incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise, is hereinafter referred to as the “Base Prospectus.” The Company has prepared and will file with the Commission in accordance with Rule 497 or Rule 424, as applicable, under the 1933 Act, a prospectus supplement (the “Prospectus Supplement”) supplementing the Base Prospectus in connection with offers and sales of the Shares, including any amendment or supplement thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise. The Base Prospectus and the most recent Prospectus Supplement, in each case filed with the Commission pursuant to Rule 497 or Rule 424, as applicable, under the 1933 Act at each Applicable Time and each Settlement Date are hereinafter referred to collectively as the “Prospectus.”
All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Agent, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Agent, as of the date hereof, as of each Applicable Time, and as of each Settlement Date (as such term is defined in Section 4 hereof), as follows:
(a)    Compliance with Registration Requirements.
(i)    The Company meets the requirements for use of Form N-2 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act as applied pursuant to the SBCAA or otherwise that has been filed with the Commission not earlier than three years prior to the date hereof; the Company has not received any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration form. The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(ii)    At the respective times the Registration Statement, and any post-effective amendment thereto, became effective, and at each Settlement Date, the Registration Statement, and all post-effective amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act, and (excluding any post-effective amendment for the purpose of filing exhibits thereto) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the respective times the Prospectus or any such amendment or supplement was issued, and as of the date hereof, as of each Applicable Time and as of each Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent for use in the Registration Statement or Prospectus it being understood and agreed that the only such information furnished to the Company in writing by the Agent consists of the name and address of the Agent set forth in the last paragraph under the heading “Plan of Distribution.”
(iii)    At the respective times the Prospectus was filed, as of the date hereof, as of each Applicable Time and as of each Settlement Date, it complied and will comply in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Agent for use in connection with the applicable offering.
(iv)    Each Additional Disclosure Item (as defined in Section 2(w) hereof), other than a Rule 482 Additional Disclosure Item (as defined in Section 2(w) hereof), does not and will not conflict with, and with respect to a Rule 482 Additional Disclosure Item, does not and will not materially conflict with, the information contained in the Registration Statement or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Prospectus as of the Applicable Time and each Settlement Date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from each Additional Disclosure Item made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent for use therein.
(b)    Company Not Ineligible Issuer and is a Well-Known Seasoned Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) of the Shares and as of the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined under the 1933 Act, as applied pursuant to the SBCAA or otherwise, in each case at the times specified in the 1933 Act in connection with the offering of the Shares, without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer.
(c)    Independent Accountant. BDO USA, LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and Exchange Act.
(d)    Preparation of the Financial Statements. The financial statements (together with the related schedules and notes) filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated selected financial data included in the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act, to the

extent applicable. There are no financial statements that are required to be included in the Registration Statement or the Prospectus that are not included as required.
(e)    Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(f)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.
(g)    No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock, or, except for any repurchases under the Company’s share repurchase program which repurchases shall be made in compliance with applicable law, repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(h)    Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of their incorporation or organization, as applicable, and has the corporate or other power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or equity interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
(i)    Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Prospect Capital Funding, LLC, Prospect Small Business Lending LLC and Prospect Yield Corporation, LLC, (ii) all or substantially all of the equity interests in each of the Consolidated Holding Companies and (iii) those corporations or other entities described in the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). Except as otherwise disclosed in the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies. Except as otherwise disclosed in the Prospectus, the Company is not required, in accordance with Article 6 of Regulation S-X under the 1933 Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than Prospect Capital Funding, LLC, Prospect Small Business Lending LLC, PSBL, LLC, Prospect Yield Corporation and each of the Consolidated Holding Companies. “Consolidated Holding Companies” shall mean CP Holdings of Delaware LLC, Credit Central Holdings of Delaware, LLC, Energy Solutions Holdings Inc., First Tower Holdings of Delaware LLC, MITY Holdings of Delaware Inc., Nationwide Acceptance Holdings LLC, NMMB Holdings, Inc., NPH Property Holdings, LLC, STI Holding, Inc., UTP Holdings Group Inc., Valley Electric Holdings I, Inc. and Valley Electric Holdings II, Inc.
(j)    Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). To the Company’s knowledge, except as otherwise disclosed in the Prospectus, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(k)    BDC Election; Regulated Investment Company. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The provisions of the corporate charter and bylaws of the Company and the operations of the Company are in compliance in all material respects with the provisions and requirements of the 1940 Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.
(l)    Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company; and the Administration Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Company, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.
(m)    Authorization and Description of Common Stock. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the date thereof under the caption “Capitalization” and “Selected Condensed Financial Data.” The Common Stock (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. None of the outstanding Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The Shares to be offered and sold by the Company through the Agent have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights
(n)    Disclosure. The statements set forth in the Prospectus under the caption “Description of the Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares and under the captions “Material U.S. Federal Income Tax Considerations,” and “Certain Relationships and Transactions,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
(o)    Non-Contravention of Existing Instruments. Neither the Company nor any subsidiary is in violation of or default under (i) its charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(p)    No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect, (iii) will not result in any material respect in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary and (iv) will not affect the validity of the Shares or the legal authority of the Company to comply with this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(q)    Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.
(r)    Compliance with Environmental Law. To the knowledge of the Company, the Advisor and the Administrator, the Company, its subsidiaries and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
(s)    All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(t)    Investment Advisory Agreement. (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (ii) the approvals by the Board of Directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.
(u)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(v)    Accuracy of Exhibits. Notwithstanding this Agreement, the RBC Agreement or the KeyBanc Agreement, there are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act that have not been so described and filed as required.
(w)    Additional Disclosure Items. The Company represents and agrees that, without the prior consent of the Agent, (i) it will not distribute any offering material other than the Registration Statement, the Prospectus and any Additional Disclosure Items and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act as applied pursuant to the SBCAA or otherwise and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act and treated by the Company as subject to Rule 482 under the 1933 Act (a “Rule 482 Additional Disclosure Item”) and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares that is not a Rule 482 Additional Disclosure Item, including any road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 2(w) are herein referred to as “Additional Disclosure Items”); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II hereto. All Additional Disclosure Items complied and will comply in all material respects with (i) the applicable requirements of the 1933 Act and the 1940 Act, including without limitation all applicable filing (where required), legending and record keeping requirements, and (ii) the rules and interpretations of FINRA.
(x)    Subchapter M. During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively). The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code.
(y)    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result, individually or in the aggregate, in a Material Adverse Effect.
(z)    Distribution of Offering Materials. The Company has not distributed, or authorized the distribution of, and will not distribute, or authorize the distribution of, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any Additional Disclosure Items the use of which have been consented to by the Agent.
(aa)    Registration Rights. Except as otherwise described in the Prospectus or the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(bb)    Nasdaq Global Select Market. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and will be approved for quotation on the Nasdaq Global Select Market (“NASDAQ”) upon notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Common Stock, including the Shares, for trading on the NASDAQ.
(cc)    No Price Stabilization or Manipulation. Neither the Company, the Adviser nor the Administrator has taken nor will it take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock (including the Shares), provided, however, the Agent acknowledges the Company may from time to time repurchase shares of Common Stock pursuant to its share repurchase program, which repurchases shall be made in compliance with applicable law.
(dd)    Compliance with the Exchange Act and the 1940 Act; Reports Filed. The documents filed and hereafter filed by the Company with the Commission under the Exchange Act and the 1940 Act, including those documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise, complied, and will comply, in each case as of their respective filing dates, in all material respects, with the requirements of the Exchange Act and the 1940 Act, as applicable, and, as of their respective filing dates, as of the date hereof, each Applicable Time, and as of each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to, the 1940 Act and the Exchange Act, except where the failure to file such reports would not have a Material Adverse Effect.
(ee)    Interested Persons. Except as disclosed in the Registration Statement or the Prospectus (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Agent except as otherwise disclosed in the Registration Statement or the Prospectus.
(ff)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.
(gg)    No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.
(hh)    Compliance with Laws. The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.
(ii)    Compliance with the Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.
(jj)    FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Corporate Financing Rule 5110 is true, complete and correct in all material respects.
(kk)    Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
(ll)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened
(mm)    OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company

will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(nn)    Actively Traded Securities. The Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
Any certificate signed by any officer of the Company or the Adviser and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Adviser (as applicable), to the Agent as to the matters covered thereby.
3.    Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Agent as of the date hereof, as of each Applicable Time and as of each Settlement Date, and agree with the Agent as follows:
(a)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires)
(b)    Good Standing. Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(c)    Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.
(d)    Absence of Proceedings. There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect.
(e)    Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its certificate of formation or certificate of limited partnership, as applicable, or limited liability company operating agreement or limited partnership operating agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to any Instrument, as applicable, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited partnership or limited liability company operating agreement, as applicable, of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(f)    Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.
(g)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Registration Statement or the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Registration Statements and the Prospectus under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act and the 1940 Act, (ii) such as may be required under state securities laws and (iii) the filing of the Notification of Election under the 1940 Act, which has been effected.
(h)    Description of the Adviser and the Administrator. The description of the Adviser and the Administrator contained in the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
(i)    Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(j)    Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.
4.    Sale and Delivery of Shares.
(a)    Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. The Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company other than (A) (1) by means of ordinary brokers’ transactions between members of NASDAQ, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a Prospectus to NASDAQ in accordance with Rule 153 under the 1933 Act or (2) directly on or through an electronic communication network, a “dark pool” or any similar market venue or directly to customers of Agent (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent. The Agent covenants and agrees that it shall not engage in a sale of Shares on the Company's behalf that would constitute a "distribution" within the meaning of Rule 100 of Regulation M under the Exchange Act without the Company's prior written consent. Subject to the previous sentence, the Company acknowledges and agrees that in the event a sale of Shares on behalf of the Company would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Agent reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is not an At the Market Offering and the Company consents to such sale, the Company will provide to the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) for such transaction, the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request. Solely with respect to such sales that would constitute a "distribution," the Agent shall use commercially reasonable efforts to assist the Company in obtaining performance of its obligations by each purchaser whose offer to purchase Shares has been solicited by the Agent and accepted by the Company.
Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires Shares to be sold, which shall at a minimum include the number of Shares to be offered, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made and the compensation payable to the Agent (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Schedule I. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule II (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule II, as such Schedule II may be amended from time to time. If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to propose modified terms, the Agent will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same Business Day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Schedule II) accepting such terms (the "Agent Acceptance") or setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are proposed to be modified as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as proposed to be modified (the “Company Acceptance” and, whichever of it or the Agent Acceptance becomes effective, the "Acceptance"), which email or other communication shall be addressed to all of the individuals from the Company and the Agent set forth on Schedule II and must be delivered not later than 6:00 p.m. (New York City time) or, if later, within three hours after receipt of the modified terms proposed by the Agent, on the same Business Day. The Placement Notice shall be effective upon receipt by the Company of the Agent Acceptance or, if modified as provided above, upon receipt by the Agent of the Company Acceptance, as the case may be, unless and until (i) the entire amount of the Shares covered by the Acceptance have been sold, (ii) in accordance with the notice requirements set forth in Section 4(b), the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) the Agreement has been terminated under the provisions of Section 9. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement unless and until the Company delivers a Placement Notice to the Agent and there occurs with respect thereto either (i) an Agent Acceptance or (ii) a Company Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the relevant Acceptance and herein. In the event of a conflict between the terms of this Agreement and the terms of an Acceptance, the terms of the Acceptance will control. Subject to the terms and conditions hereof, upon the existence of an Acceptance, the Agent shall use its commercially reasonable efforts to sell as sales agent Shares designated in the Acceptance up to the amount specified, and otherwise in accordance with the terms of such Acceptance. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling Shares and (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement.

(b)    Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Board, or a duly authorized committee thereof, and as set forth in the applicable Acceptance. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email to all of the individuals of the other party set forth on Schedule II, which confirmation will be promptly acknowledged by the receiving party) suspend or refuse to undertake any sale of Shares designated in such Acceptance for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice. Each of the parties hereto agrees that no such notice shall be effective against the other unless it originates from an individual named on Schedule II and is made to the individuals of the other party named on Schedule II hereto in accordance with this Section 4, as such Schedule may be amended from time to time.
(c)    The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on NASDAQ or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be equal to up to 2% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement, with the exact amount of such compensation to be mutually agreed upon by the Company and the Agent from time to time and as set forth in a Placement Notice. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.
(d)    The Agent shall provide written confirmation to the Company following the close of trading on NASDAQ each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales. For the avoidance of doubt, such written confirmation will be provided to the Company no later than the opening of trading on the immediately following trading day on NASDAQ.
(e)    Under no circumstances shall the aggregate offering price or number, as the case may be, of Shares sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of Shares of Common Stock (i) set forth in Section 1 of this Agreement, (ii)  available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement, the KeyBanc Agreement and the RBC Agreement by the Board, or a duly authorized committee thereof, and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s Board, or a duly authorized committee thereof, and notified to the Agent in writing as set forth in the applicable Placement Notice. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Agent shall calculate and provide in writing to the Company, on a monthly basis, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Common Stock.
(f)    Settlement for sales of Shares pursuant to this Section 4 and made in accordance with the terms of the applicable Acceptance will occur on the second Business Day that is also a trading day for NASDAQ (other than a day on which NASDAQ is scheduled to close prior to its regular weekday closing time) following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company or its transfer agent to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.
(g)    At each Applicable Time, each Settlement Date and each Representation Date (as such term is defined in Section 6(p) herein), the Company, the Adviser and the Administrator shall be deemed to have affirmed each representation and warranty contained in this Agreement. The obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement.
(h)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Common Stock pursuant to this Agreement shall only be effected by or through only one of Agent, KeyBanc or RBC on any single given day as determined by the Company, but in no event by more than one of them, and the Company shall in no event request that more than one of Agent, KeyBanc or RBC sell shares of Common Stock on the same day; provided, however, that (i) the foregoing limitation shall not apply to sales solely to employees of the Company, the Adviser, the Administrator or their respective affiliates, or to a trustee or other person acquiring such securities for the accounts of such persons and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
(i)    Except as may be mutually agreed by the Company and the Agent the Company and the Agent agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the 35th day following the end of each fiscal quarter and (A) if the Company incorporates by reference into the Registration Statement and Prospectus its periodic reports filed with the Commission, ending on the first Business Day immediately following the date on which the Company files with the Commission its Form 10-Q for the Company’s most recent quarterly period or (B) if the Company does not incorporate by reference into the Registration Statement and Prospectus its periodic reports filed with the Commission, ending on the date a Prospectus Supplement under Rule 497 or Rule 424, as applicable, relating to the Shares that includes updated financial information as of the end of the Company’s most recent quarterly period (in each case, a “10-Q Update”) and (ii) with respect to the Company’s annual report filings on Form 10-K, during any period commencing upon the 55th day following the end of the Company’s fiscal year and (A) if the Company incorporates by reference into the Registration Statement and Prospectus its periodic reports filed with the Commission, ending on the first Business Day immediately following the date on which the Company files with the Commission its Form 10-K for Company’s most recent fiscal year or (B) if the Company does not incorporate by reference into the Registration Statement and Prospectus its periodic reports filed with the Commission, ending on the date on which the Company files with the Commission a Prospectus Supplement under Rule 497 or Rule 424, as applicable, relating to the Shares that includes updated audited financial information as of the end of the Company’s most recent fiscal year (in each case, a “10-K Update”) (each of a 10-Q Update and/or a 10-K Update shall also be referred to herein as a “Quarterly Update”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then the Agent and the Company agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable Quarterly Update. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agent, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agent shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.
5.    Expenses. The Company agrees to pay the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), and the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NASDAQ; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such filings); (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the reasonable fees and expenses of the Agent and one counsel for the Agent, KeyBanc and RBC (provided that the reasonable fees and expenses of such counsel shall not exceed an aggregate of (i) $50,000 in connection with the preparation of this Agreement and the filing of the initial Prospectus covering the Shares and (ii) $15,000 on a quarterly basis thereafter (“Agent Counsel Fees”) in connection with this Agreement, the KeyBanc Agreement and the RBC Agreement, collectively, without the prior written approval of the Company and any amounts exceeding such Agent Counsel Fees in any quarter shall be paid on an equal basis by Agent, KeyBanc, and RBC with Agent having responsibility for one-third of the amount of any such excess) (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. For the avoidance of doubt, the Company may refuse to approve fees and expenses of the Agent (or its counsel) if the Company determines, in its reasonable discretion, that such fees and expenses of the Agent (or its counsel) are not reasonable, in which case the Agent shall bear such fees and/or expenses.
6.    Agreements of the Company. The Company agrees with the Agent that:
(a)    The Company, subject to Section 6(a)(ii), will comply with the requirements of Rule 497 or Rule 424, as applicable, and will notify the Agent as soon as practicable, and, in the cases of Sections 6(a)(ii)-(iv), confirm the notice in writing, (i) when, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 153, Rule 172 or other similar rule as applied pursuant to the SBCAA or otherwise), any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed in relation to the Shares, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information in each case in relation to the Shares, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (v) of the filing of any document pursuant to the Exchange Act which will be incorporated by reference, or deemed to be incorporated by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise, into the Registration Statement (other than documents that will be available via EDGAR) and (vi) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2). The Company will promptly effect the filings necessary pursuant to Rule 497 or Rule 424, as applicable, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 or Rule 424, as applicable, was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to

Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)    The Company will give the Agent notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Base Prospectus included in the Registration Statement at the time a post-effective amendment thereto most recently became effective or to the Prospectus Supplement, and will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will, in good faith, consider any reasonable comments of the Agent or Agent’s counsel.
(c)    If, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 153, Rule 172 or other similar rule as applied pursuant to the SBCAA or otherwise), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the 1933 Act or the Exchange Act, in each case in relation to the Shares including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agent of any such event so that any use of the Prospectus may cease or be suspended until it is amended or supplemented or it otherwise complies with the 1933 Act or the Exchange Act, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to the Agent in such quantities as the Agent may reasonably request.
(d)    If, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 153, Rule 172 or other similar rule as applied pursuant to the SBCAA or otherwise), following the issuance of an Additional Disclosure Item during the term of this Agreement there occurred or occurs an event or development as a result of which such Additional Disclosure Item (other than a Rule 482 Additional Disclosure Item) conflicted or would conflict, or with respect to a Rule 482 Additional Disclosure Item, materially conflicted or would materially conflict, with the information then contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the Agent and (ii) either (1) amend or supplement such Additional Disclosure Item to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the Exchange Act that corrects such untrue statement or omission and promptly notify the Agent that such Additional Disclosure Item shall no longer be used. Notwithstanding the foregoing, the Company shall not be required to comply with the provisions of this subsection (d) during any period from the time the Agent has suspended the sale of Shares pursuant to a direction from the Company and to the time the Company shall determine that the sale of Shares should be resumed.

(e)    As soon as practicable after furnishing with the Commission, the Company will make generally available to its security holders and to the Agent an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.
(f)    The Company will furnish to the Agent, without charge, so long as delivery of a prospectus by the Agent or dealer may be required by the 1933 Act (whether physically or through compliance with Rule 153, Rule 172 or other similar rule as applied pursuant to the SBCAA or otherwise), as many copies of the Prospectus and any supplement thereto as the Agent may reasonably request. Except as otherwise described herein, the Company will pay the expenses of printing or other production of all documents relating to the offering.
(g)    The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such states and jurisdictions as the Agent may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.
(h)    The Company will use the Net Proceeds in the manner specified in the Prospectus under “Use of Proceeds.”
(i)    The Company, during the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 153, Rule 172 or other similar rule as applied pursuant to the SBCAA or otherwise), will file all documents required to be filed with the Commission pursuant to the 1940 Act and the Exchange Act within the time periods required by the 1940 Act and the Exchange Act and the rules and regulations of the Commission thereunder, respectively.
(j)    The Company agrees to pay the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r) under the 1933 Act, each as applied pursuant to the SBCAA or otherwise
(k)    The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.
(l)    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.
(m)    In connection with the offering and sale of the Shares, the Company will file with NASDAQ all documents and notices, and make all certifications, required of companies that have securities that are listed on NASDAQ and will maintain such listing.

(n)    The Company will cooperate with any reasonable due diligence review conducted by the Agent (or its counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Agent may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 6(n) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur on or before each Quarterly Update whereby the Company will make its senior corporate officers available to address diligence inquiries of the Agent and will provide such additional information and documents as the Agent may reasonably request.
(o)    The Company agrees that on such dates as the 1933 Act shall require, the Company will file a Prospectus Supplement with the Commission pursuant to Rule 497 or Rule 424, as applicable, under the 1933 Act, or otherwise include in a filed annual report on Form 10-K or quarterly report on Form 10-Q, which Prospectus Supplement, Form 10-K or Form 10-Q, as applicable, will set forth, within the relevant quarterly or other period, the amount of Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Shares. To the extent the information set forth in this Section 6(o) is filed in a Prospectus Supplement, the Company agrees to deliver such number of copies of each such Prospectus Supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.
(p)    Upon the commencement of the offering of Shares under this Agreement and each time that (i) the Company files a Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares by means of a post−effective amendment, sticker, or supplement (other than (A) by an amendment or supplement that is filed in accordance with Section 6(o) of this Agreement or an amendment solely to add exhibits to the Registration Statement, (B) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (C) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock and any debt securities of the Company), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto (a “10-K Filing”), (iii) the Company files a quarterly report on a Form 10-Q under the Exchange Act (a “10-Q Filing”) or (iv) the Agent may reasonably request, (each such event shall be deemed a “Representation Date”), the Company and the Adviser shall each furnish the Agent with a certificate, in the form attached hereto as Exhibit 6(p) The requirement to provide a certificate under this Section 6(p) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company is not selling or does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 6(p), then before the Agent resumes sales of any Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 6(p).

(q)    Upon the commencement of the offering of Shares under this Agreement and on or promptly after each Representation Date thereafter, the Company shall cause to be furnished to the Agent (i) a written opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, or of such other law firm who may be counsel for the Company from time to time, (the “Company Counsel”) and (ii) a written opinion of the General Counsel of the Company (“General Counsel”), each dated the commencement of the offering of Shares hereunder or the Representation Date, as applicable, in substantially the forms attached hereto as Exhibit 6(q)(1) and Exhibit 6(q)(3) with respect to Company Counsel and Exhibit 6(q)(2) with respect to General Counsel; provided, however, to the extent a Representation Date is triggered by a 10-Q Filing, the Company shall cause to be furnished to the Agent on or promptly after such 10-Q Filing (i) a negative assurance letter of Company Counsel and (ii) a written opinion of General Counsel, in substantially the forms attached hereto as Exhibit 6(q)(3) and Exhibit 6(q)(4), respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, the requirement to provide such opinions shall be waived for any Representation Date occurring during a fiscal quarter during which the Company is not selling or does not intend to sell Shares prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with an opinion from Company Counsel under this Section 6(q), then before the Agent resumes sales of any Shares, the Company shall cause to be furnished to the Agent the opinions of Company Counsel and General Counsel contemplated in this Section 6(q). Following the date hereof, in lieu of the opinions of Company Counsel and General Counsel contemplated by this Section 6(q), such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 6(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(r)    Upon the commencement of the offering of Shares under this Agreement and on or promptly after each Representation Date thereafter, the Company shall cause to be furnished to the Agent a written opinion of Venable LLP, Maryland counsel for the Company (“Maryland Counsel”), dated the commencement of the offering of Shares hereunder or on or promptly after the Representation Date, as applicable, in substantially the form attached hereto as Exhibit 6(r); provided, however, to the extent a Representation Date is triggered by a 10-Q Filing, the opinion of Maryland Counsel contemplated by this Section 6(r) shall not be required. Notwithstanding the foregoing, the requirement to provide such opinion of Maryland Counsel shall be waived for any Representation Date occurring during a fiscal quarter during which the Company is not selling or does not intend to sell Shares prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with an opinion from Maryland Counsel under this Section 6(r), then before the Agent resumes sales of any Shares, the Company shall cause to be furnished to the Agent the opinion of Maryland Counsel contemplated in this Section 6(r). Following the date hereof, in lieu of the opinion of Maryland Counsel contemplated by this Section 6(r), such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 6(r) to the same extent as if it were dated the date of such letter

(except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(s)    Upon the commencement of the offering of Shares under this Agreement and on or promptly after each Representation Date thereafter, the Company shall cause its independent accountants to furnish the Agent letters, dated the commencement of the offering of Shares hereunder or the date of each Representation Date, as applicable, in form and substance reasonably satisfactory to the Agent, (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the “Comfort Letter”). The requirement to provide a Comfort Letter under this Section 6(s) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company is not selling or does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a Comfort Letter under this Section 6(s), then before the Agent resumes sales of any Shares, the Company shall provide the Agent with a Comfort Letter.
(t)    Upon the commencement of the offering of Shares under this Agreement and on or promptly after each Representation Date thereafter, the Company and the Adviser shall each furnish the Agent with a certificate of its Secretary, in form and substance reasonably satisfactory to the Agent. The requirement to provide certificates under this Section 6(t) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company is not selling or does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with the certificates under this Section 6(t), then before the Agent resumes sales of any Shares, the Company shall provide the Agent with such certificates.
(u)    Upon the commencement of the offering of Shares under this Agreement and on or promptly after each Representation Date thereafter, Troutman Sanders LLP, counsel for the Agent shall furnish to the Agent a written opinion (“Agent Counsel”), dated the commencement of the offering of Shares hereunder, or the Representation Date, as applicable, in form and substance reasonably satisfactory to the Agent, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 6(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). The Company agrees to furnish to Agent Counsel such documents as they may reasonably request for the purpose of enabling them to deliver their opinion under this Section 6(u). Notwithstanding the foregoing, the requirement to provide such opinion shall be waived for any Representation Date occurring during a fiscal quarter during which the Company is not selling or does not intend to sell

Shares prior to the next occurring Representation Date. In the event the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and Agent Counsel did not provide the Agent with its opinion under this Section 6(u), then before the Agent resumes sales of any Shares, Agent Counsel shall furnish to the Agent its opinion contemplated in this Section 6(u).
(v)    At each Representation Date, subject to Section 6(n), the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Agent, which shall include representatives of the management and the accountants of the Company. The requirement to conduct due diligence sessions under this Section 6(v) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company is not selling or does not intend to sell Shares prior to the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not conduct a due diligence session under this Section (v), then before the Agent resumes sales of any Shares, the Company shall conduct a due diligence session as contemplated in this Section 6(v).
(w)    Except by means of the Prospectus, any Additional Disclosure Item consented to by the Agent, or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Agent in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the 1933 Act and including without limitation any Additional Disclosure Item) that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.
(x)    The Company will comply with all requirements imposed upon it by the 1933 Act, the 1940 Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.
(y)    The Company will not, without (i) giving the Agent at least two Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Company as part of such prior written notice or as deemed appropriate by the Agent in light of the proposed sale, (A) pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock and involving a number of shares of Common Stock in excess of 5% of the then outstanding shares or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or Form N-14 or a post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock and involving a number of shares of Common Stock in excess of 5% of the then outstanding shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (v) any preferred stock offered or sold by the Company, including any preferred stock convertible into Common Stock, (w) the Shares to be offered and sold through the Agent pursuant to this Agreement, through KeyBanc pursuant to the KeyBanc Agreement or through RBC pursuant to the RBC Agreement, (x) securities issued under Form N-14, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the Board or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.
(z)    Other than the KeyBanc Agreement and the RBC Agreement, during the term of this Agreement, the Company will not enter into another agreement for an At the Market Offering program with any other party, other than the Agent.
(aa)    The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the 1933 Act and the Exchange Act, purchase and sell Shares for its own account at the same time as Shares are being sold by the Company pursuant to this Agreement.
7.    Conditions to the Agent’s Obligations. The obligations of the Agent hereunder shall be subject to the continuing accuracy and completeness of the representations and warranties made by the Company, the Adviser and the Administrator herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:
(a)    The Registration Statement is effective and shall be available for the sale of all Shares to be issued and sold hereunder.
(b)    None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus relating to or affecting the Shares; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of or preventing the use of, the Registration Statement or the Prospectus or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Prospectus or any Additional Disclosure Item untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or any Additional Disclosure Item so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any Additional Disclosure Item, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.
(c)    There shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (after giving effect to any amendment or supplement thereto) the effect of which, is, in the reasonable judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (after giving effect to any amendment thereof) and the Prospectus Supplement (after giving effect to any amendment or supplement thereto).
(d)    The Agent shall have received the opinions of Company Counsel and General Counsel required to be delivered pursuant Section 6(q) on or before the date on which such delivery of such opinions is required pursuant to Section 6(q).
(e)    The Agent shall have received the opinion of Maryland Counsel required to be delivered pursuant Section 6(r) on or before the date on which such delivery of such opinion is required pursuant to Section 6(r).
(f)    The Agent shall have received the Comfort Letter required to be delivered pursuant Section 6(s) on or before the date on which such delivery of such letter is required pursuant to Section 6(s).
(g)    The Agent shall have received the certificates required to be delivered pursuant to Section 6(p) and Section 6(t) on or before the date on which delivery of such certificate is required pursuant to Section 6(p) and Section 6(t), respectively.
(h)    The Agent shall have received the opinion of Agent Counsel required to be delivered pursuant Section 6(u) on or before the date on which such delivery of such opinion is required pursuant to Section 6(u).
(i)     Trading in the Common Stock shall not have been suspended on NASDAQ and the Shares shall have been approved for listing on NASDAQ, subject only to notice of issuance.
(j)    All filings with the Commission required by Rule 497 or Rule 424, as applicable, under the 1933 Act to have been filed prior to the sale of Shares hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497 or Rule 424, as applicable.
(k)    To the extent applicable, FINRA shall have confirmed that it has no objection with respect to the fairness and reasonableness of the placement terms and arrangements set forth herein.

8.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person who controls the Agent within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Additional Disclosure Items or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(a) of the 1940 Act.
(a)    The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with reference to written information relating to the Agent furnished to the Company by or on behalf of the Agent specifically for inclusion in the documents referred to in the foregoing indemnity which information is set forth in Section 2(a)(ii). The Agent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 8(b). This indemnity agreement will be in addition to any liability which the Agent may otherwise have.
(b)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(c)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agent on the other from the offering of the Shares; provided, however, that in no case shall the Agent be responsible for any amount in excess of the total commissions received by the Agent pursuant to this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agent shall be deemed to be equal to the total commissions received by the Agent pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.

Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Agent within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Termination.
(a)    The Company shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 hereof shall remain in full force and effect notwithstanding such termination.
(b)    The Agent shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 hereof shall remain in full force and effect notwithstanding such termination.
(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 shall remain in full force and effect.
(d)    Except as otherwise provided in Sections 9(a) and 9(b), any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur on or after a trade date and prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement.
10.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

11.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agent, will be mailed, delivered or telefaxed to Barclays Capital Inc.,745 7th Avenue, New York, NY 10019, fax no 646-834-8133, Attention: Syndicate Registration, and Troutman Sanders LLP, 1001 Haxall Point, Richmond, Virginia 23218, fax no. (804) 698-5185, Attention: Michael T. Damgard (e-mail: teddy.damgard@troutman.com); or, if sent to the Company or the Adviser, will be mailed, delivered or telefaxed to it at (212) 448-9652 and confirmed to it at Prospect Capital Corporation, 10 East 40th Street, New York, New York 10016, attention Sean Dailey (e-mail: sdailey@prospectcap.com).
12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
13.    No Fiduciary Duty. The Company hereby acknowledges that (a) the offering and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent and any affiliate through which it may be acting, on the other, (b) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on related or other matters), and (c) the Company’s engagement of the Agent in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
14.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agent with respect to the subject matter hereof.
15.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
16.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    For purposes of this Section 17, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
17.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
19.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof
20.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
21.    Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.
22.    No Joint Venture. The Company, the Adviser, the Administrator and the Agent expressly acknowledge, understand and agree that the Agent, KeyBanc and RBC are not, and shall not be deemed for any purpose, to be acting as an agent, joint venture or partner of one another and that neither the Agent, KeyBanc nor RBC assumes responsibility or liability, express or implied, for any actions or omissions of, or the performance of services by, KeyBanc, RBC or the Agent, respectively, in connection with the offering of the Shares pursuant to this Agreement, the KeyBanc Agreement or the RBC Agreement, or otherwise. The obligations of the Agent hereunder, of KeyBanc under the KeyBanc Agreement and of RBC under the RBC Agreement shall be several and not joint.

23.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.
“Applicable Time” shall mean the time of each sale of the applicable Shares pursuant to this Agreement.
“Board” shall mean the Board of Directors of the Company.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Rule 158”, “Rule 153”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 430C”, “Rule 456”, “Rule 457”, “Rule 462”, “Rule 482”, and “Rule 497” refer to such rule under the 1933 Act.
[Remainder of Page Intentionally Blank]

Exhibit 10.2

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the Agent.
Very truly yours,
Prospect Capital Corporation
By:
Name:
Title:
Prospect Capital Management L.P.
By:
Name:
Title:
Prospect Administration LLC
By:
Name:
Title:

Exhibit 10.2

The foregoing Agreement is
hereby confirmed and accepted
as of the date first-written above.
BARCLAYS CAPITAL INC.
By:
Name:
Title:

37